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                                                                     Exhibit 5.1

                          TESTA, HURWITZ & THIBEAULT, LLP

                                  ATTORNEYS AT LAW

                         HIGH STREET TOWER, 125 HIGH STREET
OFFICE  (617) 248-7000     BOSTON, MASSACHUSETTS  02110      FAX  (617) 248-7100
Direct Dial Number
(617) 248-7769



                                                     September 30, 1996


SystemSoft Corporation
2 Vision Drive
Natick, Massachusetts 01760

    Re:  Registration Statement on Form S-8 Relating to the
         1994 Omnibus Stock Plan and the 1994 Employee Stock Purchase Plan (collectively, the "Plans")
         ---------------------------

Ladies and Gentlemen:

    Reference is made to the above-captioned Registration Statement on Form S-8 (the "Registration Statement") filed by SystemSoft Corporation (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to an aggregate of 3,000,000 shares of Common Stock, par value $.01 per share, of the Company (the "Shares").

    We are counsel to the Company and are familiar with the proceedings of its shareholders and Board of Directors. We have examined original or certified copies of the Company's Second Restated Certificate of Incorporation, as amended, the Company's Restated By-Laws, the corporate records of the Company to the date hereof, and such other certificates, documents, records and materials as we have deemed necessary in connection with this option.

    We are members only of the Bar of the Commonwealth of Massachusetts and are not experts in, and express no opinion regarding, the laws of any jurisdiction other than the Commonwealth of Massachusetts and the United States of America.

    Based upon and subject to the foregoing, we are of the opinion that the Shares issued or proposed to be issued by the Company pursuant to the Plans will be, upon receipt of the consideration provided for in the Plans, validly issued, fully paid and nonassessable after issuance of such Shares in accordance with the terms of the Plans.

    We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.


                                       Very truly yours,

                                       /s/ Testa, Hurwitz, & Thibeault, LLP

                                       TESTA, HURWITZ & THIBEAULT, LLP